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                                                                EXHIBIT 23.2


                    Consent of Crowe, Chizek and Company LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our report dated July 22, 1997 on the financial statements of Mercantile Bank Corporation for the period ended July 21, 1997, to be included within this Registration Statement on Form SB-2 and Prospectus of Mercantile Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.



                                    /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP

Grand Rapids, Michigan
August 5, 1997